Exhibit 99.3

GUARANTY AND SECURITY AGREEMENT

This GUARANTY AND SECURITY AGREEMENT, dated as of August 29, 2016 (this "Agreement"), is by and among the Persons listed on the signature pages hereof as "Grantors" and each other Person which hereafter becomes a party hereto by execution of the form of Joinder Agreement attached hereto as Exhibit A (each, a "Grantor" and collectively, the "Grantors"), and BREAKAWAY CAPITAL MANAGEMENT, LLC, a Delaware limited liability company, in its capacity as administrative agent for the Secured Parties and as collateral for the Secured Parties (in each such, together with its successors and assigns in such capacity, the "Administrative Agent").
W I T N E S S E T H:
WHEREAS, pursuant to that certain Loan Agreement, of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), by and among GALAXY GAMING, INC., a Nevada corporation (the "Borrower"), the Guarantors from time to time party thereto, the lenders from time to time party thereto (each, a "Lender" and, collectively, the "Lenders"), and the Administrative Agent, the Secured Parties have agreed to make certain financial accommodations available to the Borrower from time to time pursuant to the terms and conditions thereof; and
WHEREAS, the Administrative Agent has agreed to act as agent for the benefit of the Secured Parties in connection with the transactions contemplated by the Loan Agreement and this Agreement;
WHEREAS, in order to induce the Secured Parties to enter into the Loan Agreement and the other Credit Documents and to extend the Loans thereunder, and to induce the Secured Parties to make financial accommodations to the Borrower as provided for in the Loan Agreement and the other Credit Documents, (a) each Grantor (other than the Borrower) has agreed to guaranty the Guarantied Obligations, and (b) each Grantor has agreed to grant to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations; and
WHEREAS, each Grantor (other than the Borrower) is an Affiliate of the Borrower and, as such, will benefit by virtue of the financial accommodations extended to the Borrower by the Secured Parties.
NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
 DEFINITIONS AND INTERPRETATION
Section 1.01 Definitions.
(a) Unless otherwise defined herein or in the Loan Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.  However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.
(b) The following terms shall have the following meanings:
"Administrative Agent" has the meaning set forth in the Preamble hereof.

"Agreement" has the meaning set forth in the Preamble hereof.
"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.
"Borrower" has the meaning set forth in the Preamble hereof.
"Claims" means any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law against, all or any portion of the Collateral.
"Collateral" has the meaning set forth in Section 3.01.
"Collateral Support" means all property assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a Lien or security interest in such property.
"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
"Contested Liens" means, collectively, any Liens incurred in respect of any Claims to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested in good faith and with proper reserves established with respect thereto in accordance with GAAP; provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Lien and security interest created by this Agreement, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced hereby.
"Contracts" means, collectively, with respect to each Grantor, the Material Contracts, the Intellectual Property Licenses, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Grantor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.
"Control" has the meaning set forth in the Loan Agreement.
"Control Agreement" has the meaning set forth in the Loan Agreement.
"Copyright Licenses" means, collectively, with respect to each Grantor, all Intellectual Property Licenses with respect to Copyrights.
"Copyrights" means, collectively, with respect to each Grantor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) including those listed in Schedule 6 hereof, all tangible embodiments of the foregoing and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor's use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.
"Debtor Relief Laws" means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
"Deposit Accounts" means, collectively, with respect to each Grantor, (i) all "deposit accounts" as such term is defined in the UCC and in any event shall include all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.
"Distributions" means, collectively, with respect to each Grantor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Stock, from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Stock or Pledged Indebtedness.
"Excluded Equity" means, any voting stock of any direct Subsidiary of any Grantor that is a controlled foreign corporation (as defined in Section 957 of the Internal Revenue Code (a "CFC")) in excess of 66% of the total combined voting power of all classes of stock of such CFC that are entitled to vote (within the meaning of Section 1.956-2(c)(2) of the Treasury Regulations), except to the extent that a pledge hereunder of such excess voting stock could not reasonably be expected to result in an adverse tax consequence to such Grantor.
"Excluded Property" means, collectively:
(a) all Excluded Equity;
(b) any lease, license or other agreement or Contract or any property subject to a purchase money security interest, Lien securing a Capitalized Lease Obligation or other arrangement, in each case permitted to be incurred under the Loan Agreement, to the extent that a grant of a security interest or Lien therein would require a consent not obtained or violate or invalidate such lease, license or agreement or Contract or purchase money arrangement, Capitalized Lease Obligation or other arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or other Grantor);
(c) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; provided, that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. § 060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral;
(d) motor vehicles and other assets subject to certificates of title (other than to the extent a Lien thereon can be perfected by the filing of a financing statement under the UCC;

(e) any asset or property to the extent that the grant of a security interest is prohibited by applicable law, rule or regulation or requires a consent not obtained of any Governmental Authority pursuant to such applicable law, rule or regulation;
provided that (i) the foregoing exclusions of clauses (b) and (e) shall in no way be construed (A) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, or (B) to apply to the extent that any consent or waiver has been obtained that would permit the Administrative Agent's security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of the applicable asset and (ii) the foregoing exclusions of clauses (a) through (e) shall in no way be construed to limit, impair, or otherwise affect any of the Administrative Agent's, any other Secured Party's continuing security interests in and liens upon any rights or interests of any Grantor in or to (A) monies due or to become due under or in connection with the applicable asset (including any Accounts), or (B) any Proceeds, products, substitutions or replacements of any of the applicable assets (unless such Proceeds, products, substitutions or replacements would constitute Excluded Property) .
"Excluded Swap Obligation" means, with respect to any Grantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Grantor of, or the grant by such Grantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Grantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Grantor or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.
"First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to this Agreement, such Lien is the most senior lien to which such Collateral is subject (subject only to Liens permitted under the Loan Agreement).
"Gaming Authorities" has the meaning set forth in the Loan Agreement.
"Gaming Laws" has the meaning set forth in the Loan Agreement.
"Gaming License" has the meaning set forth in the Loan Agreement.
"Grantor" has the meaning set forth in the Preamble hereof.
"Guarantied Obligations" means all of the Obligations now or hereafter existing, whether for principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), fees (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), or otherwise, and any and all expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent, any other Secured Party (or any of them) in enforcing any rights under the any of the Credit Documents.  Without limiting the generality of the foregoing, "Guarantied Obligations" shall include all amounts that constitute part of the Guarantied Obligations and would be owed by the Borrower to the Administrative Agent or any other Secured Party but for the fact that they are unenforceable or not allowable, including due to the existence of a bankruptcy, reorganization, other Insolvency Proceeding or similar proceeding involving the Borrower or any Guarantor; provided that, anything to the contrary contained in the foregoing notwithstanding, the Guarantied Obligations shall not include any Excluded Swap Obligation.
"Guaranty" means the Guaranty set forth in Article II hereof.
"Intellectual Property Collateral" means, collectively, with respect to each Grantor, the Patents, Trademarks, Copyrights, Trade Secrets, Intellectual Property Licenses and all other industrial, intangible and intellectual property of any type, including mask works and industrial designs owned or licensed by such Grantor.
"Intellectual Property Licenses" means, collectively, with respect to each Grantor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark, Copyright or Trade Secret or any other patent, trademark, copyright or trade secret, whether such Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, including such agreements listed in Schedule 6 hereof, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks, Copyrights or Trade Secrets or any other patent, trademark, copyright or trade secret.
"Intellectual Property Security Agreement" means an agreement substantially in the form of Exhibit B hereto or such other form reasonably satisfactory to the Administrative Agent.
"Insolvency Proceeding" means:
(a) any voluntary or involuntary case or proceeding under any Debtor Relief Law with respect to any Grantor;
(b) any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;
(c) any liquidation, dissolution, reorganization, or winding up of any Grantor whether voluntary or involuntary, whether or not under a court's jurisdiction or supervision and whether or not involving insolvency or bankruptcy; or
(d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.
"Joinder Agreement" means an agreement substantially in the form of Exhibit A hereto.
"Lenders" has the meaning set forth in the first Recital hereof.
"Loan Agreement" has the meaning set forth in the first Recital hereof.
"Motor Vehicles" means all motor vehicles covered by a certificate of title law of any state.

"Organizational Documents" means the certificate of incorporation and by-laws or any comparable organizational documents of any corporate entity (including limited liability companies and partnerships).
"Patent Licenses" means, collectively, with respect to each Grantor, all Intellectual Property Licenses with respect to Patents.
"Patents" means, collectively, with respect to each Grantor, all patents issued or assigned to, and all patent applications and registrations made by, such Grantor including those listed in Schedule 6 hereof (whether issued, established or registered or recorded in the United States or any other country or any political subdivision thereof) and all tangible embodiments of the foregoing, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor's use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.
"Pledged Indebtedness" means, with respect to each Grantor, all Indebtedness in excess of $100,000 (including intercompany notes) from time to time owed to such Grantor by any obligor, including the Indebtedness described in Schedule 2 hereof and issued by the obligors named therein, and all interest, cash, instruments and other property, assets or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness and all certificates, instruments or agreements evidencing such Indebtedness, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.
"Pledged Stock" means, collectively, with respect to each Grantor, (i) all issued and outstanding Capital Stock of each Subsidiary that are owned by such Grantor and all options, warrants, rights, agreements and additional Capital Stock of whatever class of any such Subsidiary acquired by such Grantor in any manner, together with all claims, rights, privileges, authority and powers of such Grantor relating to such Capital Stock in each such Subsidiary or under any Organizational Document of each such Subsidiary, and the certificates, instruments and agreements representing such Capital Stock and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Capital Stock, including the Capital Stock listed in Schedule 2 hereof, (ii) all additional Capital Stock of any Subsidiary from time to time acquired by or issued to such Grantor and all options, warrants, rights, agreements and additional Capital Stock of whatever class of any such Subsidiary from time to time acquired by such Grantor in any manner, together with all claims, rights, privileges, authority and powers of such Grantor relating to such Capital Stock or under any Organizational Document of any such Subsidiary, and the certificates, instruments and agreements representing such Capital Stock and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Capital Stock, from time to time acquired by such Grantor in any manner, and (iii) all Capital Stock of any successor Subsidiary owned by such Grantor (unless such Grantor is the surviving entity) formed by or resulting from any consolidation or merger in which any Person listed in Schedule 2 hereof is not the surviving entity; provided, however, that Pledged Stock shall not include any Excluded Equity.
"Qualified Counterparty" means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause an-other person to qualify as an "eligible contract participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
"Receivables" means all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) Instruments, (v) General Intangibles, and (vi) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Grantors' rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.
"Related Parties" means, with respect to any Person, such Person's Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.
"Secured Obligations" means each and all of the following:  (a) the Obligations and all other present and future obligations (contingent or otherwise) of each of the Grantors arising from, or owing under or pursuant to this Agreement (including the Guaranty), the Loan Agreement, or any of the other Credit Documents, (b) all other Obligations of the Borrower and all other Guarantied Obligations of each Guarantor, and (c) and all amounts owing, due, or secured under the terms of the Loan Agreement or any other Credit Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, any indemnities or guarantees, and all other amounts payable under or secured by any Credit Document (including, in the case of each of clauses (a), (b), and (c), all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Credit Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding); provided that Secured Obligations shall not include any Excluded Swap Obligations.
"Securities Accounts" means, collectively, with respect to each Grantor, all "securities accounts" as such term is defined in the UCC and in any event shall include all accounts and sub-accounts relating to any of the foregoing accounts.
"Securities Collateral" means, collectively, the Pledged Stock, the Pledged Indebtedness and the Distributions.
"Swap Obligation" means, with respect to any Grantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.
"Trade Secrets " means, collectively, with respect to each Grantor, all know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical, marketing, financial and business data and databases, pricing and cost information, business and marketing plans, customer and supplier lists and information, all other confidential and proprietary information and all tangible embodiments of the foregoing, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such trade secrets, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto including damages and payments for past, present or future misappropriations thereof, (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present or future misappropriations thereof.

"Trademark Licenses" means, collectively, with respect to each Grantor, all Intellectual Property Licenses with respect to Trademarks.
"Trademarks" means, collectively, with respect to each Grantor, all trademarks (including service marks), slogans, logos, symbols, certification marks, collective marks, trade dress, uniform resource locators (URL's), domain names, corporate names and trade names, whether statutory or common law, whether registered or unregistered and whether established or registered in the United States or any other country or any political subdivision thereof, including those listed in Schedule 6 hereof, that are owned by or assigned to such Grantor, all registrations and applications for the foregoing and all tangible embodiments of the foregoing, together with, in each case, the goodwill symbolized thereby and any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.
"UCC" means the Uniform Commercial Code as in effect from time to time in the State of California; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent's and the Secured Parties' security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
Section 1.02 Interpretation.  The rules of interpretation specified in the Loan Agreement (including Section 1.02 thereof) shall be applicable to this Agreement.  All references in this Agreement to Sections are references to Sections of this Agreement unless otherwise specified.
Section 1.03 Resolution of Drafting Ambiguities.  Each Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement, that it and its counsel reviewed and participated in the preparation and negotiation of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Administrative Agent) shall not be employed in the interpretation of this Agreement.
Section 1.04 Schedules.  The Administrative Agent and each Grantor and each Secured Party agree that the Schedules hereof and all descriptions of Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times remain a part of this Agreement.
ARTICLE II
 GUARANTY
Section 2.01 Guarantied Obligations.  In recognition of the direct and indirect benefits to be received by the Guarantors from the proceeds of the Term Loans, each Guarantor hereby jointly and severally unconditionally guarantees to the Administrative Agent and the Secured Parties, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Guarantied Obligations.  Each Guarantor agrees that the Guaranty in this Article II is a guarantee of payment and performance and not of collection, and that its obligations under this Article II shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(a) the validity, regularity, enforceability or any future amendment of, or change in this Agreement, any other Credit Document or any other agreement, document or instrument to which any Credit Party and/or any Guarantor is or may become a party;
(b) the absence of any action to enforce this Agreement or any other Credit Document or the waiver or consent by the Administrative Agent, Lenders or any other Secured Party with respect to any of the provisions thereof;
(c) the existence, value or condition of, or failure to perfect its Lien against, any Collateral for the Guarantied Obligations or any action, or the absence of any action, by the Administrative Agent in respect thereof (including, without limitation, the release of any such security);
(d) the insolvency of the Borrower or any other Credit Party; or
(e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;
it being agreed by each Guarantor that its obligations under this Article II shall not be discharged until the release of such Guarantor from its obligations under this Article II in accordance with Section 10.05, on which date such Grantor shall be released in accordance with Section 10.05.  Each Guarantor shall be regarded, and shall be in the same position, as the principal debtor with respect to the Guarantied Obligations.  Each Guarantor agrees that any notice or directive given at any time to the Administrative Agent which is inconsistent with the waivers in the second preceding sentence shall be null and void and may be ignored by the Administrative Agent and the Secured Parties and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Article II for the reason that such pleading or introduction would be at variance with the written terms of this Article II, unless Administrative Agent and the Required Lenders have specifically agreed otherwise in writing.  It is agreed among each Guarantor, the Administrative Agent and Secured Parties that the foregoing waivers are of the essence of the transaction contemplated by the Credit Documents and that, but for the Guaranty in this Article II and such waivers, the Administrative Agent and Lenders would decline to enter into the Loan Agreement and Secured Parties would decline to enter into the applicable documents governing the Guarantied Obligations.
Section 2.02 Demand by the Administrative Agent or Lenders.  In addition to the terms of the Guaranty set forth in Section 2.01 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guarantied Obligations (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantors shall, without demand, pay to the holders of the Guarantied Obligations the entire outstanding Guarantied Obligations due and owing to such holders.  Payment by Guarantors shall be made to the Administrative Agent in Dollars in immediately available funds to an account designated by the Administrative Agent or at any other address that may be specified in writing from time to time by the Administrative Agent, and shall be credited and applied to the Guarantied Obligations.
Section 2.03 Enforcement of Guaranty.  In no event shall the Administrative Agent have any obligation (although it is entitled, at its option in its sole discretion) to proceed against Borrower or any other Credit Party or any Collateral pledged to secure the Guarantied Obligations before seeking satisfaction from any or all of the Guarantors, and the Administrative Agent may proceed, prior or subsequent to the enforcement of the Administrative Agent's rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any Lien it may have as security for all or any portion of the Guarantied Obligations.

Section 2.04 Waiver.
(a) In addition to the waivers contained in Section 2.01 hereof, each Guarantor hereby waives to the fullest extent permitted by law, and each Guarantor hereby agrees that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantors (or any of them) of their obligations under, or the enforcement by the Administrative Agent, Lenders or other Secured Parties of, this Agreement.
(b) Guarantors hereby waive diligence and presentment (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guarantied Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guarantied Obligations, notice of adverse change in the Borrower's or any other Guarantor's financial condition or any other fact which might increase the risk to Guarantors) with respect to any of the Guarantied Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Agreement.
Section 2.05 Modification of Guarantied Obligations, Etc.  Each Guarantor hereby acknowledges and agrees that the Administrative Agent and Secured Parties may at any time or from time to time, with or without the consent of, or notice to, Guarantors or any of them (but, for the avoidance of doubt, only as permitted by, and with the consents required under (including the consent of any Credit Parties, if applicable), the Loan Agreement and other applicable documents):
(a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guarantied Obligations;
(b) take any action under or in respect of the Credit Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;
(c) extend or waive the time for any Credit Party's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Credit Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;
(d) subject to the Credit Documents, take and hold Collateral for the payment of the Guarantied Obligations guaranteed hereby or (ii) upon the occurrence and during the continuance of an Event of Default or otherwise in accordance with the Credit Documents, sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or any Secured Party has been granted a Lien, to secure any of the Guarantied Obligations;
(e) release any Person who may be liable in any manner for the payment of any amounts owed by any Guarantor or any Credit Party to the Administrative Agent or any Secured Party;
(f) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor or any Credit Party are subordinated to the claims of the Administrative Agent and Secured Parties; and/or

(g) subject to the Loan Agreement, apply any sums by whomever paid or however realized to any amounts owing by any Guarantor or any Credit Party to the Administrative Agent or any Secured Party in such manner as the Administrative Agent or any Lender shall determine in its discretion;
and none of the Administrative Agent or any Secured Party shall incur any liability to any Guarantor as a result thereof, and no such action shall impair or release the Guarantied Obligations of any Guarantor under this Section 2.05 (unless, subject to Section 2.06 below, such action results in the payment in full and satisfaction of the Guarantied Obligations).
Section 2.06 Reinstatement.  This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower or any Guarantor for liquidation or reorganization, should any Borrower or any Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Borrower's or such Guarantor's assets.  This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guarantied Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Administrative Agent or any Secured Party, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made and such Guarantied Obligations shall be deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
Section 2.07 Exercise of Subrogation Rights, Etc.  Notwithstanding anything to the contrary in this Article II, or in any other Credit Document, each Guarantor hereby agrees not to exercise its rights of subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which such Guarantor may have or hereafter acquire against any Credit Party in connection with or as a result of such Guarantor's execution, delivery and/or performance of the Guaranty in this Article II, or any other documents to which such Guarantor is a party or otherwise until the release of such Guarantor from its obligations under this Article II in accordance with Section 10.05.
Section 2.08 Election of Remedies.  If the Administrative Agent may, under applicable law, proceed to realize benefits under any of the Credit Documents giving the Administrative Agent and Secured Parties a Lien upon any Collateral of any Credit Party, either by judicial foreclosure or by non judicial sale or enforcement, the Administrative Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Article II.  If, in the exercise of any of its rights and remedies, the Administrative Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party, whether because of any applicable laws pertaining to "election of remedies" or the like, each Guarantor hereby consents to such action by the Administrative Agent and waives, to the fullest extent permitted by law, any claim based upon such action, even if such action by the Administrative Agent shall result in a full or partial loss of any rights of subrogation which such Guarantor might otherwise have had but for such action by the Administrative Agent.  Any election of remedies which results in the denial or impairment of the right of the Administrative Agent to seek a deficiency judgment against any Credit Party shall not impair each Guarantor's obligation to pay the full amount of the Guarantied Obligations.  In the event the Administrative Agent shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Credit Documents, the Administrative Agent may bid all or less than the amount of the Guarantied Obligations and the amount of such bid need not be paid by the Administrative Agent but shall be credited against the Guarantied Obligations.  Any difference between such bid amount and the remaining balance of the Guarantied Obligations shall be deemed to be the amount of the Guarantied Obligations guaranteed under this Agreement.
Section 2.09 Limitation on Guaranty of Guarantors.  Notwithstanding any provision herein contained to the contrary, the liability of each Guarantor hereunder shall be limited to an amount not to exceed as of any date of determination the amount which could be claimed by the Administrative Agent and the Lenders from such Guarantor under the this Guaranty without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or any comparable provision of any other applicable law.
ARTICLE III
 GRANT OF SECURITY INTEREST
Section 3.01 Grant of Security Interest.  As collateral security for the payment and performance in full of all the Secured Obligations (whether now existing or hereafter arising), each Grantor hereby pledges and grants to the Administrative Agent for the ratable benefit of the Secured Parties, a Lien on and continuing security interest in and to all of the right, title and interest of such Grantor in, to and under the following property, wherever located, and whether now owned or hereafter arising or acquired (collectively, the "Collateral"):
(a) all Accounts;
(b) all Equipment, Goods, Inventory and Fixtures;
(c) all Documents, Instruments and Chattel Paper;
(d) all Letters of Credit and Letter-of-Credit Rights;
(e) all Securities Collateral;
(f) all Investment Property;
(g) all Intellectual Property Collateral;
(h) all Commercial Tort Claims, including the Commercial Tort Claims described on Schedule 8 hereof as supplemented by any written notification given by a Grantor to the Administrative Agent pursuant to Section 4.04(f);
(i) all General Intangibles;
(j) all Money, all Deposit Accounts, and all Securities Accounts;
(k) all Supporting Obligations;
(l) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records relating to the Collateral and any General Intangibles at any time evidencing or relating to any of the foregoing;
(m) all Motor Vehicles; and
(n) to the extent not covered by clauses (a) through (m) of this sentence, all other assets, personal property and rights of such Grantor, whether tangible or intangible, all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.
Notwithstanding anything to the contrary contained in clauses (a) through (n) above, the security interest created by this Agreement shall not extend to, and the term "Collateral" shall not include, any Excluded Property, provided, that if any Excluded Property would have otherwise constituted Collateral, when such property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.
The Grantors shall from time to time at the request of the Administrative Agent give written notice to the Administrative Agent identifying in reasonable detail the Excluded Property (and stating in such notice that such Excluded Property constitutes "Excluded Property") and shall provide to the Administrative Agent such other information regarding the Excluded Property as the Administrative Agent may reasonably request.
From and after the Closing Date, no Grantor shall permit to become effective in any lease, license, Contract or other agreement, a provision that would prohibit or require the consent of any Person to the grant of a Lien on such lease, license, Contract or other agreement in favor of the Administrative Agent unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.
Section 3.02 Filings.
(a) Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, including the filing of a financing statement describing the Collateral as "all assets now owned or hereafter acquired by the Grantor or in which the Grantor otherwise has rights" and (iii) in the case of a financing statement filed as a fixture filing or covering Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates.  Each Grantor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon request by the Administrative Agent.
(b) Each Grantor hereby further authorizes the Administrative Agent to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any United States state or other country) this Agreement, the Intellectual Property Security Agreement, and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, and naming such Grantor as debtor, and the Administrative Agent as secured party.
(c) Each Grantor hereby ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Collateral if filed prior to the date hereof.

ARTICLE IV
 PERFECTION AND FURTHER ASSURANCES
Section 4.01 Perfection of Certificated Securities Collateral.  Subject to compliance with Gaming Laws, each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Administrative Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that (assuming continuing possession by the Administrative Agent of any such Securities Collateral) the Administrative Agent has a perfected First Priority security interest therein.  Subject to compliance with Gaming Laws, each Grantor hereby agrees that all certificates, agreements or instruments representing or evidencing the Securities Collateral acquired by such Grantor after the date hereof, shall immediately upon receipt thereof by such Grantor be held by or on behalf of and delivered to the Administrative Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent.
Subject to compliance with Gaming Laws, the Administrative Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Administrative Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder; provided, that after any such Event of Default has been waived in accordance with the provisions of the Loan Agreement and to the extent the Administrative Agent has exercised its rights under this sentence, the Administrative Agent shall, promptly after the request of the applicable Grantor(s), cause such Securities Collateral to be transferred to, or request that such Securities Collateral is registered in the name of, the applicable Grantor(s) to the extent it or its nominees holds an interest in such Securities Collateral at such time.  In addition, at any time upon the occurrence and during the continuance of an Event of Default, subject to compliance with Gaming Laws, the Administrative Agent shall have the right to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.
Section 4.02 Perfection of Uncertificated Securities Collateral.  Subject to compliance with Gaming Laws, each Grantor hereby agrees that if any of the Pledged Stock is at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by Applicable Laws and upon the request of the Administrative Agent upon the occurrence and during the continuance of an Event of Default, either (a) register the Administrative Agent as the registered owner of such securities or (b) agree in an authenticated record with such Grantor and the Administrative Agent that such issuer will comply with instructions with respect to such securities originated by the Administrative Agent without further consent of such Grantor, such authenticated record to be substantially in the form of Exhibit C, and, in either case, upon request by the Administrative Agent, provide to the Administrative Agent an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent, confirming such pledge and perfection thereof.  Subject to compliance with Gaming Laws, if requested by the Administrative Agent, the applicable Grantor shall, upon the occurrence and during the continuance of an Event of Default, request the issuer of any such uncertificated Pledged Stock to cause such Pledged Stock to become certificated and in the event such Pledged Stock becomes certificated, to deliver such Pledged Stock to the Administrative Agent in accordance with the provisions of Section 4.01.  Subject to compliance with Gaming Laws, each Grantor hereby agrees, with respect to Pledged Stock that are partnership interests or limited liability company interests, that after the occurrence and during the continuance of any Event of Default, upon request by the Administrative Agent, such Grantor will (A) cause the Organizational Documents of each issuer that is a Subsidiary or Controlled Affiliate of the Borrower to be amended to provide that such Pledged Stock shall be treated as "securities" for purposes of the UCC and (B) cause such Pledged Stock to become certificated and delivered to the Administrative Agent in accordance with the provisions of Section 4.01.
Section 4.03 Maintenance of Perfected Security Interest.  Each Grantor represents and warrants that, except as expressly provided herein and in the other Credit Documents, on the date hereof all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Administrative Agent in respect of the Collateral have been delivered to the Administrative Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 3 hereof.  Each Grantor agrees that at its sole cost and expense, such Grantor will maintain the security interest created by this Agreement in the Collateral as a perfected First Priority security interest (except for deposit accounts and other accounts which would require account control agreements for perfection).
Section 4.04 Other Actions for Perfection.  In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent's security interest in the Collateral, each Grantor represents and warrants (as to itself) as follows and agrees, in each case at such Grantor's own expense, to take the following actions with respect to the following Collateral:
(a) Investment Property.
(i) As of the date hereof, no Grantor (1) has any Securities Accounts or Commodity Accounts other than those listed in Schedule 7 hereof and the Administrative Agent has a security interest in such Securities Accounts and Commodity Accounts, (2) holds, owns or has any interest in any certificated securities or uncertificated securities other than those constituting Pledged Stock and those maintained in Securities Accounts or Commodity Accounts listed in Schedule 7 hereof.  The provisions of this Section 4.04(a) shall not apply to any Financial Assets credited to a Securities Account for which the Administrative Agent is the Securities Intermediary.  No Grantor shall grant control over any Investment Property to any Person other than the Administrative Agent.
(ii) If any Grantor shall at any time hold or acquire any certificated securities constituting Investment Property, such Grantor shall promptly endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance satisfactory to the Administrative Agent.
(iii) If any securities now or hereafter acquired by any Grantor constituting Investment Property are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, upon the occurrence and during the continuance of an Event of Default and upon the request of the Administrative Agent such Grantor shall pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (a) cause the issuer to agree to comply with instructions from the Administrative Agent as to such securities, without further consent of any Grantor or such nominee or (b) arrange for the Administrative Agent to become the registered owner of such securities.
(b) Electronic Chattel Paper and Transferable Records.  As of the date hereof, no amount under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any "transferable record" (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed on Schedule 4 hereof.

Each Grantor will maintain all (i) Electronic Chattel Paper so that the Administrative Agent has control of the Electronic Chattel Paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Administrative Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record.
The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent's loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.
(c) Letter-of-Credit Rights.  If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Administrative Agent thereof and such Grantor shall maintain all letter-of-credit rights assigned to the Administrative Agent so that the Administrative Agent has control of the letter-of-credit rights in the manner specified in Section 9-107 of the UCC.
(d) Commercial Tort Claims.  On the date hereof, no Grantor holds any Commercial Tort Claim which might reasonably result in awarded damages (less any and all legal and other expenses incurred or reasonably expected to be incurred by such Grantor) in excess of $250,000 that is not listed on Schedule 8.  Each Grantor will give notice to the Administrative Agent of any Commercial Tort Claim which might reasonably result in awarded damages (less any and all legal and other expenses incurred or reasonably expected to be incurred by such Grantor) in excess of $250,000 that is commenced in the future and will promptly execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such Commercial Tort Claim to the First Priority security interest created under this Agreement.
Section 4.05 Joinder of Additional Grantors.  The Grantors shall cause each Subsidiary or Controlled Affiliate of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to the provisions of the Loan Agreement, to execute and deliver to the Administrative Agent a Joinder Agreement within 30 days of the date on which it was acquired or created and, upon such execution and delivery, such Subsidiary or Controlled Affiliate shall constitute a "Grantor" for all purposes hereunder with the same force and effect as if originally named as a Grantor herein.  Upon the execution and delivery by any Subsidiary or Controlled Affiliate of a Joinder Agreement, the supplemental schedules attached to such Joinder Agreement shall be incorporated into and become part of and supplement the Schedules to this Agreement and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Joinder Agreement and from time to time.  The execution and delivery of such Joinder Agreement shall not require the consent of any Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
Section 4.06 Further Assurances.
(a) Further Assurances.  Each Grantor shall take such further actions, and execute and/or deliver to the Administrative Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Administrative Agent may in its reasonable judgment deem necessary or appropriate in order to perfect, preserve and protect the security interest in the Collateral as provided herein and the rights and interests granted to the Administrative Agent hereunder, and enable the Administrative Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral, including the filing of any financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, the filing of the Intellectual Property Security Agreement and supplemental Intellectual Property Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office and the execution and delivery of Control Agreements with respect to Securities Accounts, Commodities Accounts and Deposit Accounts (other than Excluded Accounts), all in form reasonably satisfactory to the Administrative Agent and in such offices wherever required by law to perfect, continue and maintain a valid, enforceable, First Priority security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Administrative Agent hereunder, as against third parties, with respect to the Collateral.  Without limiting the generality of the foregoing, but subject to applicable law, each Grantor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Administrative Agent from time to time upon reasonable request by the Administrative Agent such lists, schedules, descriptions and designations of the Collateral, statements, copies of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Administrative Agent shall reasonably request.  If an Event of Default has occurred and is continuing, the Administrative Agent may institute and maintain, in its own name or in the name of any Grantor, such suits and proceedings as the Administrative Agent may deem necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral.  All of the foregoing shall be at the sole cost and expense of the Grantors.
ARTICLE V
 REPRESENTATIONS, WARRANTIES AND COVENANTS
Each Grantor represents, warrants and covenants as follows:
Section 5.01 Loan Agreement Representations.  Each Grantor makes the representations and warranties set forth in Article VII of the Loan Agreement as they relate to the Grantors or to the Credit Documents to which any Grantor is a party, each of which is hereby incorporated herein by reference, and the Administrative Agent and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided, that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 5.01, be deemed to be a reference to the Grantors' knowledge.
Section 5.02 Perfected First Priority Security Interest.  This Agreement is effective to create in favor of the Administrative Agent for the ratable benefit of the Secured Parties/Lender, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof.  In the case of the certificated Pledged Stock, subject to compliance with Gaming Laws, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent and in the case of the other Collateral, when financing statements and other filings specified on Schedule 3 hereof in appropriate form are filed in the offices specified on Schedule 3 hereof and other actions described in Schedule 3 hereof are taken, this Agreement shall constitute, and will at all times constitute, a fully perfected First Priority Lien on, and security interest in, all rights, title and interest of the Grantors in such Collateral and the proceeds thereof, as security for the Secured Obligations except as provided for herein and in the Credit Documents.

Section 5.03 No Transfer of Collateral.  No Grantor shall sell, offer to sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien on, any of the Collateral pledged by it hereunder or any interest therein except as permitted by the Loan Agreement.
Section 5.04 Claims Against Collateral.  Each Grantor shall, at its own cost and expense, defend title to the Collateral and the First Priority security interest and Lien granted to the Administrative Agent with respect thereto against all claims and demands of all Persons at any time claiming any interest therein adverse to the Administrative Agent or any other Secured Party other than Liens permitted under the Loan Agreement.  Except as expressly permitted by the Loan Agreement or any other Credit Document, there is no agreement to which any Grantor is a party, order, judgment or decree, and no Grantor shall enter into any agreement or take any other action, that could reasonably be expected to restrict the transferability of any of the Collateral or otherwise impair or conflict in any material respect with such Grantors' obligations or the rights of the Administrative Agent hereunder.
Section 5.05 Other Financing Statements.  No financing statement or other instrument similar in effect covering all or any part of the Collateral or listing such Grantor as debtor is on file in any recording office, except such as have been filed in favor of the Administrative Agent pursuant to this Agreement or as otherwise permitted under the Loan Agreement.
No Grantor shall execute, authorize or permit to be filed in any recording office any financing statement or other instrument similar in effect covering all or any part of the Collateral or listing such Grantor as debtor with respect to all or any part of the Collateral, except financing statements and other instruments filed in respect of Liens permitted under the Loan Agreement.
Section 5.06 Changes in Name, Jurisdiction of Organization, Etc.  On the date hereof, such Grantor's type of organization, jurisdiction of organization, legal name, Federal Taxpayer Identification Number and chief executive office or principal place of business are indicated next to its name in Schedule 5 hereof.  Schedule 5 also lists all of such Grantor's jurisdictions and types or organization, legal names and locations of chief executive office or principal place of business at any time during the four months preceding the date hereof, if different from those referred to in the preceding sentence.
Such Grantor shall not, except upon not less than 10 days' prior written notice (in the form of an officer's certificate), or such lesser notice period agreed to by the Administrative Agent, to the Administrative Agent and the Administrative Agent, and delivery to the Administrative Agent of all additional financing statements, information and other documents reasonably requested by the Administrative Agent or the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:
(a) change its legal name, identity, type of organization or corporate structure;
(b) change the location of its chief executive office or its principal place of business;
(c) change its Federal Taxpayer Identification Number; or
(d) change its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).
Such Grantor shall, prior to any change described in the preceding sentence, take all actions reasonably requested by the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the ratable benefit of the Secured Parties in the Collateral intended to be granted hereunder.
Each Grantor agrees to promptly provide the Administrative Agent with certified Organizational Documents reflecting any of the changes described in this Section 5.06.  Each Grantor also agrees to promptly notify the Administrative Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility).
Section 5.07 Location of Inventory and Equipment.  On the date hereof, the Inventory and the Equipment (other than mobile goods and goods in transit) of such Grantor are kept at locations listed in Schedule 5 hereof.  Schedule 5 also lists the locations of such Grantor's Inventory and the Equipment (other than mobile goods and goods in transit) for the four months preceding the date hereof, if different from those referred in the preceding sentence.
Such Grantor shall not move any Equipment or Inventory, other than an immaterial portion thereof, to any location, other any location that is listed in Schedule 5 hereof except upon not less than 5 days' prior written notice, or such lesser notice period agreed to by the Administrative Agent, to the Administrative Agent and the Administrative Agent, of its intention so to do, clearly describing such new location and providing such other information and documents to the Administrative Agent reasonably requested by the Administrative Agent or the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein (which, for the avoidance of doubt, shall not include landlord waivers, bailee waivers, or similar documents).
Such Grantor shall, prior to any change described in the preceding sentence, take all actions reasonably requested by the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the ratable benefit of the Secured Parties in the Collateral, if applicable (which, for the avoidance of doubt, shall not include landlord waivers, bailee waivers, or similar documents); provided, that, in no event shall any Equipment or Inventory of any Grantor be moved to any location outside of the continental United States.
Section 5.08 Pledged Stock and Pledged Indebtedness.  Schedule 2 sets forth a complete and accurate list of all Pledged Stock and Pledged Indebtedness held by such Grantor as of the date hereof.  The Pledged Stock pledged by such Grantor hereunder constitutes all of the issued and outstanding Capital Stock of each Subsidiary and Controlled Affiliate owned or controlled by such Grantor.  Such Capital Stock represents all of the outstanding Capital Stock of each such issuer which is a Subsidiary or Controlled Affiliate except as noted in such Schedule.  All of the Pledged Stock existing on the date hereof have been, and to the extent any Pledged Stock are hereafter issued, such Pledged Stock will be, upon such issuance, duly authorized, validly issued, fully paid and non-assessable.  There is no amount or other obligation owing by any Grantor to any issuer of the Pledged Stock in exchange for or in connection with the issuance of the Pledged Stock or any Grantor's status as a partner or a member of any issuer of the Pledged Stock.  No Grantor is in default or violation of any material provisions of any agreement to which such Grantor is a party relating to the Pledged Stock.
All of the Pledged Indebtedness described on Schedule 2 has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof, enforceable in accordance with their respective terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law)) and is not in default.

No Securities Collateral pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, and there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing such Pledged Stock or Pledged Indebtedness, if any, that have been delivered to the Administrative Agent) which evidence any Pledged Stock or Pledged Indebtedness of such Grantor.
Each Grantor shall, upon obtaining any Pledged Stock or Pledged Indebtedness of any Person, accept the same in trust for the benefit of the Administrative Agent and promptly (but in any event within five (5) Business Days after receipt thereof) deliver to the Administrative Agent an updated Schedule 2, and the certificates and other documents, if any, required under Section 4.01 and Section 4.02 hereof in respect of the additional Pledged Stock or Pledged Indebtedness which are to be pledged pursuant to this Agreement, and confirming the Lien hereby created on such additional Pledged Stock or Pledged Indebtedness.
Section 5.09 Approvals.  In the event that the Administrative Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority, any Gaming Authority, or any other Person therefor, then, upon the request of the Administrative Agent, such Grantor agrees to use its commercially reasonable efforts to assist the Administrative Agent in obtaining as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.
Section 5.10 Collateral Information.  All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to the Administrative Agent, in connection with this Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects.  The Collateral described on the schedules hereof constitutes all of the property of such type of Collateral owned or held by the Grantors.
Section 5.11 Insurance.  In the event that the proceeds of any insurance claim are paid to any Grantor after the Administrative Agent has exercised its right to foreclose on all or any part of the Collateral during the existence of an Event of Default, such Net Casualty Proceeds shall be held in trust for the benefit of the Administrative Agent and immediately after receipt thereof shall be paid to the Administrative Agent for application in accordance with the Loan Agreement.
Section 5.12 Compliance With Laws.  Each Grantor shall pay promptly when due all Claims upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.  All Claims imposed upon or assessed against the Collateral have been paid and discharged except to the extent such Claims constitute a Lien not yet due and payable which is a Contested Lien or a Lien permitted by the Loan Agreement.  In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, the Administrative Agent may (following notice to the Grantor, to the extent practicable) do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Administrative Agent for all costs and expenses incurred by the Administrative Agent under this Section 5.12 in accordance with Section 10.08.  Each Grantor shall comply with all Applicable Law applicable to the Collateral the failure to comply with which could, individually or in the aggregate, have a Material Adverse Effect.
Section 5.13 Intellectual Property.  (a) Schedule 6 lists all patents and pending applications, registered trademarks and pending applications, registered domain names, registered copyrights and pending applications and material Intellectual Property Licenses owned by such Grantor; (b) except as described on Schedule 6, all Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned; (c) except as described on Schedule 6, such Grantor is the exclusive owner of all right, title and interest in and to, or has the right to use, all such Intellectual Property Collateral; (d) consummation and performance of this Agreement will not result in the invalidity, unenforceability or impairment of any such Intellectual Property Collateral, or in default or termination of any material Intellectual Property License; (e) except as described on Schedule 6, there are no outstanding holdings, decisions, consents, settlements, decrees, orders, injunctions, rulings or judgments that would limit, cancel or question the validity or enforceability of any such Intellectual Property Collateral or such Grantor's rights therein or use thereof; (f) to such Grantor's knowledge, except as described on Schedule 6, the operation of such Grantor's business and such Grantor's use of Intellectual Property Collateral in connection therewith, does not infringe or misappropriate the intellectual property rights of any other Person; (g) except as described in Schedule 6, no action or proceeding is pending or, to such Grantor's knowledge, threatened (i) seeking to limit, cancel or question the validity of any material Intellectual Property Collateral or such Grantor's ownership interest or rights therein, (ii) which, if adversely determined, could have a Material Adverse Effect on the value of any such Intellectual Property Collateral or (iii) alleging that any such Intellectual Property Collateral, or such Grantor's use thereof in the operation of its business, infringes or misappropriates the intellectual property rights of any Person and (h) to such Grantor's knowledge, there has been no Material Adverse Effect on such Grantor's rights in its material Trade Secrets as a result of any unauthorized use, disclosure or appropriation by or to any Person, including such Grantor's current and former employees, contractors and agents.
Section 5.14 Inspection of Collateral.  Each Grantor shall keep the Collateral in good order and repair (ordinary wear and tear being permissible) and will not use the same in violation of law or any policy of insurance thereon.  Each Grantor shall permit the Administrative Agent, or its designee, to inspect the Collateral at any reasonable time, wherever located.
ARTICLE VI
 SECURITIES COLLATERAL
Section 6.01 Existing Voting Rights and Distributions.
(a) So long as no Event of Default shall have occurred and be continuing:
(i) Subject to compliance with Gaming Laws, each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Loan Agreement or any other Credit Document; provided, however, that no Grantor shall in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect.
(ii) Subject to compliance with Gaming Laws, each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, if and to the extent made in accordance with the provisions of the Loan Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be immediately delivered to the Administrative Agent to hold as Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor and be promptly (but in any event within five (5) Business Days after receipt thereof) delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).
(b) Subject to compliance with Gaming Laws, the Administrative Agent shall be deemed without further action to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor and at the sole cost and expense of such Grantor, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6.01(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 6.01(a)(ii) hereof.

(c) Upon the occurrence and during the continuance of any Event of Default:
(i) All rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 6.01(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole right to exercise such voting and other consensual rights.
(ii) All rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 6.01(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole right to receive and hold such Distributions as Collateral.
(d) Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Administrative Agent appropriate instruments as the Administrative Agent may request in order to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6.01(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 6.01(c)(ii) hereof.
(e) All Distributions which are received by any Grantor contrary to the provisions of Section 6.01(a)(ii) or Section 6.01(c) hereof shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall promptly (but in any event within five (5) Business Days after receipt thereof by such Grantor) be paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).
Section 6.02 Certain Agreements of Grantors.
(a) In the case of each Grantor which is an issuer of Securities Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.
(b) In the case of each Grantor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Grantor hereby (i) consents to the extent required by the applicable Organizational Document to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Stock in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Stock to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be and (ii) irrevocably waives any and all provisions of the applicable Organizational Documents that conflict with the terms of this Agreement or prohibit, restrict, condition or otherwise affect the grant hereunder of any Lien on any of the Collateral or any enforcement action which may be taken in respect of any such Lien.

ARTICLE VII
 INTELLECTUAL PROPERTY COLLATERAL
Section 7.01 Intellectual Property License.  For the purpose of enabling the Administrative Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Administrative Agent, to the extent of such Grantor's rights and effective only during the continuance of an Event of Default, an irrevocable, non- exclusive license, subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use and sublicense any of the Intellectual Property Collateral then owned by or licensed to such Grantor.  Such license shall include access to all devices, products and media in which any of the Intellectual Property Collateral is embodied, embedded, recorded or stored and to all computer programs used for the compilation or printout hereof.
Section 7.02 Dealing With Intellectual Property.  On a continuing basis, each Grantor shall, at its sole cost and expense,
(a) promptly following its becoming aware thereof, notify the Administrative Agent of any final adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding such Grantor's claim of ownership in or right to use any of the material Intellectual Property Collateral, or such Grantor's right to keep and maintain such material Intellectual Property Collateral in full force and effect,
(b) maintain and protect the material Intellectual Property Collateral as presently used and operated and as contemplated by the Loan Agreement,
(c) not permit to lapse or become abandoned any material Intellectual Property Collateral as presently used and operated and as contemplated by the Loan Agreement, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment,
(d) upon such Grantor obtaining knowledge thereof, promptly notify the Administrative Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any of the material Intellectual Property Collateral or the rights and remedies of the Administrative Agent in relation thereto including a levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof,
(e) not license the Intellectual Property Collateral, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that could materially impair the value of the Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the consent of the Administrative Agent (which shall not be unreasonably delayed or withheld),
(f) diligently keep adequate records respecting its material Intellectual Property Collateral, and
(g) furnish to the Administrative Agent from time to time upon the Administrative Agent's reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Administrative Agent may from time to time reasonably request.

Section 7.03 Additional Intellectual Property.  If any Grantor shall at any time after the date hereof (a) obtain any rights to any additional Intellectual Property Collateral or (b) become entitled to the benefit of any additional Intellectual Property Collateral or any registration, renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (a) or (b) of this Section 7.03 with respect to such Grantor shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party.  Each Grantor shall promptly within 45 days of the end of each fiscal quarter (i) provide to the Administrative Agent written notice of any of the foregoing and (ii) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (a) and (b) of the immediately preceding sentence of this Section 7.03 by execution of an instrument in form reasonably acceptable to the Administrative Agent and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Administrative Agent's security interest in such Intellectual Property Collateral, including by execution and filing of a supplemental Intellectual Property Security Agreement in accordance with Section 4.06 hereof.  Further, each Grantor authorizes the Administrative Agent to modify this Agreement by amending Schedule 6 hereof to include any such Intellectual Property Collateral of such Grantor.
Section 7.04 Intellectual Property Litigation.  Unless there shall occur and be continuing any Event of Default, each Grantor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Grantors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral.  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Grantor, the Administrative Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder.  In the event of such suit, each Grantor shall, at the reasonable request of the Administrative Agent, do any and all commercially reasonable acts and execute any and all documents reasonably requested by the Administrative Agent in aid of such enforcement and the Grantors shall promptly reimburse and indemnify the Administrative Agent for all reasonable costs and expenses incurred by the Administrative Agent in the exercise of its rights under this Section 7.04 in accordance with Section 10.08.  In the event that the Administrative Agent shall elect not to bring suit to enforce the Intellectual Property Collateral as permitted by this Section 7.04 and an Event of Default has occurred and is continuing, each Grantor agrees, at the reasonable request of the Administrative Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.
ARTICLE VIII
 GAMING LAWS AND GAMING LICENSES
Section 8.01 Additional Provisions Relating to Gaming Laws and Gaming Licenses.
(a) Each Grantor agrees that, upon the occurrence of and during the continuance of an Event of Default and at the Administrative Agent's request, it will, and will cause each of its Subsidiaries to, promptly cooperate with the Administrative Agent with respect to the filing of its applications for approval and shall use commercially reasonable efforts to take all other and further actions required by the Administrative Agent to assist the Administrative Agent in obtaining such approvals or consents of the Gaming Authorities, and any other Governmental Authorities with jurisdiction as are necessary for the Administrative Agent, to operate the businesses of the Borrower and its Subsidiaries or to acquire an interest in any Person holding any such Gaming License pursuant to the Gaming Laws.  To enforce the provisions of this Section 8.01, the Administrative Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction.  Such receiver shall be instructed to seek from the applicable Gaming Authorities and any other Governmental Authorities with jurisdiction authorization pursuant to the Gaming Laws to continue operation of the businesses of each Grantor and its Subsidiaries under all necessary Gaming Licenses for the purpose of seeking a bona fide purchaser of the businesses of each Grantor and its Subsidiaries.  Each Grantor hereby agrees to consent to, and to cause each of its Subsidiaries to consent to such an authorization pursuant to the Gaming Laws to continue the operation of the businesses of such Grantor and its Subsidiaries upon the request of the receiver so appointed and, if any Grantor or any such Subsidiary shall refuse to so consent, its consent may be required by the court.  Upon the occurrence and continuance of an Event of Default, each Grantor shall further use, and shall cause its Subsidiaries to use, commercially reasonable efforts to assist in obtaining approval of the applicable Gaming Authorities and any other Governmental Authorities with jurisdiction, if required, for any action or transactions contemplated by this Agreement or the Credit Documents, including, preparation, execution, and filing with the applicable Gaming Authorities and any other Governmental Authorities with jurisdiction of any application or applications for authorization pursuant to the Gaming Laws for the receiver to continue the operation of the businesses of any Grantor and its Subsidiaries under any Gaming License or transfer of control necessary or appropriate under the applicable Gaming Laws for approval of the transfer or assignment of any portion of the Collateral.  Each Grantor acknowledges that the authorization pursuant to the Gaming Laws for the receiver to continue the operation of the businesses of any Grantor and its Subsidiaries under the Gaming Licenses or for a transfer of control is integral to the Administrative Agent's realization of the value of the Collateral, that there is no adequate remedy at law for failure by each Grantor to comply with the provisions of this Section 8.01 and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section 8.01 may be specifically enforced.

(b) All rights, remedies, and powers provided in this Agreement and the other Credit Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provision of the Gaming Laws and all provisions of this Agreement and the other Credit Documents are intended to be subject to all applicable mandatory provisions of the Gaming Laws and to be limited solely to the extent necessary to not render the provisions of this Agreement or the other Credit Documents invalid or unenforceable, in whole or in part.  The Administrative Agent will timely apply for and receive all required approvals of the applicable Gaming Authorities for the sale or other disposition of gaming equipment regulated by the Gaming Laws (including any such sale or disposition of gaming equipment consisting of slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, and all other "gaming devices" (as such term or words of like import referring thereto are defined in the Gaming Laws), and "associated equipment" (as such term or words of like import referring thereto are defined in the Gaming Laws).
Section 8.02 Compliance with Gaming Laws.  Notwithstanding anything to the contrary contained herein or in any other Credit Documents, the Administrative Agent expressly acknowledges and agrees that the exercise of its rights and remedies under this Agreement is subject to the mandatory provisions of the Gaming Laws.  Specifically, the Administrative Agent acknowledges and agrees that:
(a) The pledge of the Securities Collateral by Grantors, and any restrictions on the transfer of and agreements not to encumber the Securities Collateral contained in this Agreement or in any other Credit Document, are not effective without the prior approval the applicable Gaming Authorities.  The certificates or instruments representing or evidencing the Securities Collateral may not be delivered to the Administrative Agent until such approval has been obtained.  The approval of the pledge of the Securities Collateral may require amendment of this Agreement to include additional references to regulatory requirements under the Gaming Laws.

(b) In the event that the Administrative Agent exercises one or more of the remedies set forth in this Agreement with respect to any Securities Collateral, including without limitation, foreclosure or transfer of any interest in the Securities Collateral (except back to Grantors), the exercise of voting and consensual rights, and any other resort to or enforcement of the security interest in the Securities Collateral, such action shall require the separate and prior approval of the applicable Gaming Authorities and the licensing of the Administrative Agent, unless such licensing requirement is waived by the applicable Gaming Authorities.
(c) The Administrative Agent and any custodial agent of the Administrative Agent in the jurisdictions of the applicable Gaming Authorities shall be required to comply with the conditions, if any, imposed by the applicable Gaming Authorities in connection with its approval of the pledge granted hereunder by Grantors.
(d) Neither the Administrative Agent nor any agent of the Administrative Agent shall surrender possession of any Securities Collateral to any Person other than Grantors without the prior approval of the applicable Gaming Authorities.
(e) The approval by the applicable Gaming Authorities of this Agreement, or any amendment hereto, is not, and shall not be construed as, the approval, either express or implied, of the Administrative Agent to take any actions provided for in this Agreement for which approval by the applicable Gaming Authorities is required, without first obtaining such prior and separate approval, to the extent required by the Gaming Laws.
ARTICLE IX
 REMEDIES
Section 9.01 Remedies.  If any Event of Default shall have occurred and be continuing:
(a) The Administrative Agent may exercise, without any other notice to or demand upon any Grantor, in addition to the other rights and remedies provided for herein or in any other Credit Document or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:
(i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent immediately, assemble the Collateral or any part thereof, as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent;
(ii) without notice except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Collateral or any part thereof, in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable;
(iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation;

(iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Contracts, the Receivables, the Material Contracts, the Specified Hedging Agreements, and the other Collateral, (B) exercise all other rights and remedies with respect to the Receivables, the Material Contracts, the Specified Hedging Agreements and the other Collateral, including without limitation, those set forth in Section 9-607 of the UCC and (C) exercise any and all voting, consensual and other rights with respect to any Collateral; and
(v) with respect to any Grantor's Deposit Accounts in which the Administrative Agent's Liens are perfected by control under Section 9-104 of the UCC, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of the Administrative, and with respect to any Grantor's Securities Accounts in which  the Administrative Agent's Liens are perfected by control under Section 9-106 of the UCC, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of the Administrative Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Agent.
Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  At any sale of the Collateral, if permitted by applicable law, the Administrative Agent may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent arising out of the exercise by it of any rights hereunder.  Each Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise.  The Administrative Agent shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action with regard thereto.  The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Administrative Agent shall not be obligated to clean-up or otherwise prepare the Collateral for sale.
(b) All payments received by any Grantor in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over the Administrative Agent in the same form as so received (with any necessary endorsement).
(c) The Administrative Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or part of the Secured Obligations against any funds deposited with it or held by it.

(d) Upon the written demand of the Administrative Agent, each Grantor shall execute and deliver to the Administrative Agent an assignment or assignments of any or all of the Intellectual Property Collateral and such other documents and take such other actions as are necessary or appropriate to carry out the intent and purposes hereof.  Within five (5) Business Days of written notice thereafter from the Administrative Agent, each Grantor shall make available to the Administrative Agent, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of the Event of Default as the Administrative Agent may reasonably designate to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Grantor under the Intellectual Property Collateral, and such persons shall be available to perform their prior functions on the Administrative Agent's behalf.
(e) If the Administrative Agent shall determine to exercise its right to sell all or any of the Securities Collateral of any Grantor pursuant to this Section 9.01, each Grantor agrees that, upon request of the Administrative Agent, such Grantor will, at its own expense:
(i) provide the Administrative Agent with such information and projections as may be necessary or, in the opinion of the Administrative Agent, advisable to enable the Administrative Agent to effect the sale of such Securities Collateral; and
(ii) do or cause to be done all such other acts and things as may be necessary to make such sale of such Securities Collateral or any part thereof valid and binding and in compliance with Applicable Law.
(f) The Administrative Agent is authorized, in connection with any sale of the Securities Collateral pursuant to this Section 9.01, to deliver or otherwise disclose to any prospective purchaser of the Securities Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to Section 9.01(e); (ii) any information and projections provided to it pursuant to Section 9.01(e), and (iii) any other information in its possession relating to such Securities Collateral.
(g) Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Administrative Agent and the Secured Parties by reason of the failure of such Grantor to perform any of the covenants contained in Section 9.01(e); and consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Securities Collateral on the date the Administrative Agent demands compliance with Section 9.01(e) above.
(h) Each Grantor acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing, the Administrative Agent shall have the right to seek an immediate writ of possession.  The Administrative Agent shall have the right to seek the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights.
Section 9.02 No Waiver and Cumulative Remedies.  The Administrative Agent shall not by any act (except by a written instrument pursuant to Section 10.06), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Administrative Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties.  All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

Section 9.03 Application of Proceeds .  Upon the exercise by the Administrative Agent of its remedies hereunder, any proceeds received by the Administrative Agent in respect of any realization upon any Collateral shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, in accordance with the Loan Agreement.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Administrative Agent to collect such deficiency.
ARTICLE X
 MISCELLANEOUS
Section 10.01 Concerning Administrative Agent.
(a) Appointment.  The Administrative Agent has been appointed as Administrative Agent in the Loan Agreement and shall act in accordance with the terms of the Loan Agreement.  The Administrative Agent may exercise or refrain from exercising any rights (including making demands and giving notices) and take or refrain from taking any action (including the release or substitution of the Collateral), in accordance with this Agreement and the Loan Agreement.  The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.  The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Loan Agreement.  On the acceptance of appointment as the successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement.  After any retiring Administrative Agent's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent.
(b) Duty of care.  The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with its own property consisting of similar instruments or interests.  Neither the Administrative Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action whatsoever with regard to any Collateral (including matters relating to the Pledged Stock, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters) or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.
(c) Reliance.  The Administrative Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder.
(d) Conflict.  If any item of Collateral also constitutes collateral granted to the Administrative Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other document in respect of such collateral, the provisions of this Agreement shall control unless the other deed of trust, mortgage, security agreement, pledge or instrument expressly states otherwise.

Section 10.02 Performance By Administrative Agent.  If any Grantor shall fail to perform any covenants contained in this Agreement (including covenants to pay insurance, taxes and claims arising by operation of law in respect of the Collateral and to pay or perform any Grantor obligations under any Collateral) or if any representation or warranty on the part of any Grantor contained herein shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may make payments for such purpose; provided, however, that the Administrative Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Grantor fails to pay or perform as and when required hereby and which such Grantor does not contest in accordance with the provisions of the Loan Agreement.  Any and all amounts so paid by the Administrative Agent shall be reimbursed by the Grantors in accordance with the provisions of Section 10.08.  Neither the provisions of this Section 10.02 nor any action taken by the Administrative Agent pursuant to the provisions of this Section 10.02 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.
Section 10.03 Power of Attorney.  Each Grantor hereby appoints the Administrative Agent its attorney-in-fact, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, or otherwise, from time to time during the existence of an Event of Default in the Administrative Agent's discretion to take any action and to execute any instrument consistent with the terms of the Loan Agreement and the other Credit Documents which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof (but the Administrative Agent shall not be obligated to and shall have no liability to such Grantor or any third party for failure to so do or take action).  Except where prior notice is expressly required by the terms of this Agreement, the Administrative Agent shall use commercially reasonable efforts to provide notice to the Grantor prior to taking any action taken in the preceding sentence, provided, that failure to deliver such notice shall not limit the Administrative Agent's right to take such action or the validity of any such action.  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.  Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.
Section 10.04 Continuing Security Interest and Assignment.  This Agreement shall create a continuing security interest in the Collateral and shall (a) be binding upon the Grantors, their respective successors and assigns and (b) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the other Secured Parties and each of their respective permitted successors, transferees and assigns and their respective officers, directors, employees, affiliates, agents, advisors and controlling Persons; provided, that no Grantor shall assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and any attempted assignment or transfer without such consent shall be null and void.  Without limiting the generality of the foregoing clause (b), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Loan Agreement and, in the case of a Secured Party that is a party to a Specified Hedging Agreement, such Specified Hedging Agreement.
Section 10.05 Termination and Release.
(a) At such time as the Loans and the other Secured Obligations shall have been paid in full (other than contingent indemnification obligations in which no claim has been made or is reasonably forseeable) and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or any further action by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Loan Agreement, then the Lien created pursuant to this Agreement in such Collateral shall be released, and the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases and other documents reasonably necessary or advisable for the release of the Liens created hereby on such Collateral; provided, that the Borrower shall provide to the Administrative Agent evidence of such transaction's compliance with the Loan Agreement and the other Credit Documents as the Administrative Agent shall reasonably request.  At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Grantor are sold, transferred or otherwise disposed of in a transaction permitted by the Loan Agreement; provided, that the Borrower shall have delivered to the Administrative Agent, at least ten (10) Business Days (or such shorter period reasonably acceptable to the Administrative Agent) prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Loan Agreement and the other Credit Documents.
Section 10.06 Modification in Writing.  None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by any Grantor therefrom shall be effective, except by a written instrument signed by the Administrative Agent in accordance with the terms of the Loan Agreement.  Any amendment, modification or supplement of any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, terminated or waived with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.
Section 10.07 Notices.  Unless otherwise provided herein, any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Loan Agreement, and, as to any Grantor, addressed to it at the address of the Grantor set forth in Schedule 1 hereof and as to the Administrative Agent, addressed to it at the address set forth in the Loan Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party.
Section 10.08 [Reserved.]
Section 10.09 Governing Law, Consent to Jurisdiction and Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice or conflict of law provision or rule of any jurisdiction that would cause the application of laws of any jurisdiction other than those of the State of California.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the courts of the State of California or in the United States of America for the Central District of California, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  The parties irrevocably and unconditionally (i) waive any objection to the laying of venue of any suit, action or any proceeding in such courts and (ii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto.  Service of process, summons, notice or other document by certified or registered mail to such party's address set forth in Schedule 12.02 of the Loan Agreement shall be effective service of process for any suit, action or other proceeding brought in any such court.  Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 10.10 Severability of Provisions.  Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.
Section 10.11 Counterparts; Integration; Effectiveness.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract.  This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.  This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof signed by each of the other parties hereto.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e. "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.12 No Release.  Nothing set forth in this Agreement or any other Credit Document, nor the exercise by the Administrative Agent of any of the rights or remedies hereunder, shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor's part to be performed or observed in respect of any of the Collateral or from any liability to any Person in respect of any of the Collateral or shall impose any obligation on the Administrative Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Grantor's part to be so performed or observed or shall impose any liability on the Administrative Agent or any other Secured Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, the Loan Agreement or the other Credit Documents, or in respect of the Collateral or made in connection herewith or therewith.  Anything herein to the contrary notwithstanding, neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral.  The obligations of each Grantor contained in this Section 10.12 shall survive the termination hereof and the discharge of such Grantor's other obligations under this Agreement, the Loan Agreement and the other Credit Documents.
Section 10.13 Obligations Absolute.  Each Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of:

(a) any illegality or lack of validity or enforceability of any Secured Obligation or any Credit Document or any related agreement or instrument;
(b) any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations or any other obligation of any Credit Party under any Credit Document, or any rescission, waiver, amendment or other modification of any Credit Document or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;
(c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Secured Obligations;
(d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations;
(e) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;
(f) any change, restructuring or termination of the corporate structure, ownership or existence of any Credit Party or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Secured Obligations;
(g) any failure of any Secured Party to disclose to any Credit Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Credit Party now or hereafter known to such Secured Party; each Grantor waiving any duty of the Secured Parties to disclose such information;
(h) the failure of any other Person to execute or deliver this Agreement, any Joinder Agreement or any other agreement or the release or reduction of liability of any Grantor or other grantor or surety with respect to the Secured Obligations;
(i) the failure of any Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Credit Document or otherwise;
(j) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Borrower against any Secured Party; or
(k) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by any Secured Party that might vary the risk of any Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Credit Party or any other guarantor or surety.
Section 10.14 Keepwell.  Each Qualified Counterparty hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified Counterparty shall only be liable under this Section 10.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.14, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified Counterparty under this Section 10.14 shall remain in full force and effect until the termination of this Agreement pursuant to Section 10.05.  Each Qualified Counterparty intends that this Section 10.14 constitute, and this Section 10.14 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GALAXY GAMING, INC., a Nevada corporation, as a Grantor

By:	/s/ Robert Saucier
Name: Robert Saucier
Title: CEO

AGREED TO AND ACCEPTED:
BREAKAWAY CAPITAL MANAGEMENT, LLC, a Delaware limited liability company, as the Administrative Agent

By:	/s/ Michael Connolly
Name: Michael Connolly
Title: Authorized Signatory